UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2017

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
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 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On March 29, 2017, Vonage Holdings Corp. (the “Company”) announced the appointment of David Levi as the Company's Vice President, Controller, and principal accounting officer, effective April 26, 2017.
Mr. Levi joins the Company from Bristol-Meyers Squibb Co., where he was Executive Director of Global Financial, Operational and Compliance Controls since January 2014. Before that Mr. Levi was US Controller at Bristol-Meyers from October 2010 and Global Corporate Director Technical and Treasury Accounting from January 2005. As Vice President, Controller, and principal accounting officer, Mr. Levi will receive an annual base salary of $295,000. Additionally, Mr. Levi will participate in the Company’s (i) annual cash incentive plan and (ii) long-term incentive plan in accordance with the Company’s practices for employees generally.
Mr. Levi has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: April 4, 2017	By:	/s/ Randy K. Rutherford
Randy K. Rutherford Interim Chief Legal Officer

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